Exhibit 5.1
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                   Suite 2400
                           600 Peachtree Street, N.E.
                             Atlanta, Georgia 30308



June 13, 2003


Versar, Inc.
6850 Versar Center
Springfield, Virginia  22151

Re:      Versar, Inc.
         Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion, as counsel for Versar, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering an aggregate of 103,302 shares of the Company's common stock, $0.01 par value per share, for issuance pursuant to the Versar, Inc. Employee 401(k) Plan (the "Plan").

In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (a) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, and (b) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company. We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder.

Based on the foregoing, we are of the opinion that the 103,302 shares covered by said Registration Statement, when issued or sold in accordance with the terms of the Plan, will be legally issued, fully-paid and nonassessable.

Versar, Inc.
June 13, 2003
Page 2



We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,


/s/ Paul, Hastings, Janofsky & Walker LLP


PAUL, HASTINGS, JANOFSKY & WALKER LLP